UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant  to  Section  13  or  15(d)  of  the  Securities  Exchange  Act of 1934

        Date of Report (Date of Earliest Event Reported): August 11, 2004

                          PINGCHUAN PHARMACEUTICAL INC.

                              f/k/a XENICENT, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

                                 North Carolina
                                 --------------
                 (State or Other Jurisdiction of Incorporation)

                                    333-52472
                                    ---------
                            (Commission File Number)

                                   36-4344865
                                   ----------
                      (I.R.S. Employer Identification No.)

               18 Brookmont Drive, Wilbraham, Massachusetts  01095
              -----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (413) 599-0005
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


     This Current Report on Form 8-K is filed by Pingchuan Pharmaceutical Inc., a North Carolina corporation f/k/a Xenicent, Inc. (the "Registrant"), in connection with the items set forth below.

ITEM  1.  CHANGES  IN  CONTROL  OF  REGISTRANT

     On June 22, 2004, Xenicent, Inc., a North Carolina corporation and predecessor of the Registrant ("Xenicent"), executed a Plan of Exchange (the "Agreement"), among Xenicent, Heilongjiang Pingchuan Yi Liao Qi Xie You Xian Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Pingchuan"), and Duane C. Bennett, Chairman of Xenicent ("Bennett"). An executed copy of the Agreement is attached hereto as Exhibit 10.1.

     On July 28, 2004, pursuant to the Agreement, Xenicent changed its name to Pingchuan Pharmaceutical Inc. and increased its authorized shares of common stock from 50,000,000 to 150,000,000 by filing Articles of Amendment with the Secretary of State of the State of North Carolina. In addition, on August 3, 2003, the NASDAQ awarded the new trading symbol of "PGCN" to the Pingchuan Pharmaceutical Inc.

Closing  of  the  Plan  of  Exchange.
------------------------------------

     Pursuant to and at the closing of the Agreement, which occurred on August 11, 2004, the shareholders of Pingchuan (the "Pingchuan Shareholders") exchanged all of their registered capital of Pingchuan for 70,000,000 shares of common stock of the Registrant, or 98% of Registrant's then outstanding common stock. Upon completion of the exchange, Pingchuan became a wholly-owned subsidiary of the Registrant.

     As previously reported, the Agreement contemplated that the exchange transaction would not immediately be consummated, but would close in escrow pursuant to an Escrow Agreement dated March 22, 2004 (the "Escrow Agreement"). The Escrow Agreement provided that the exchange transaction would be consummated when and if (i) all necessary filings were made with the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) Xenicent effected a change of its name from "Xenicent, Inc." to "Pingchuan Pharmaceutical Inc.", and (iii) Xenicent effected a change of its ticker symbol to such new ticker symbol as the NASDAQ may designate. All of these conditions to closing have been met, and the Registrant, Pingchuan, the Pingchuan Shareholders and Bennett consummated the exchange transaction on August 11, 2004. On such date, the RMB 1,030,000 in registered share capital of Pingchuan was transferred to the Registrant and the Registrant issued 70,000,000 common shares to the Pingchuan Shareholders, representing 98% of the outstanding common shares. As a result, Pingchuan became a subsidiary of the Registrant, and the Registrant underwent a change in control.

     The consummation of the exchange transaction has had several additional consequences. Bennett filled five vacancies on the Board of Directors with designees of Pingchuan and then he resigned. The names and positions of these individuals are: Mr. Zhanwu Hu, Chairman of the Board and President; Mr. Qitai Yao, Director and CEO; Mr. Yi Xiao, Director and Vice General Manager; Mr. Xichen Gao, Director and Vice General Manager; and Mr. Chunli Li, Director and Vice General Manager. A short biography of each of the new directors follows in the next paragraph. In addition, Bennett and the other founding principals of Xenicent received the last of their payments of cash and notes totaling $400,000 in exchange for tendering their 1,560,000 shares of common stock of the Registrant for cancellation.

Background  of  theNewDirectors.
--------------------------------

Mr. Zhanwu Hu - Chairman of the Board and President of the Registrant. He is 50 years old and the founder of Pingchuan, enjoying a successful career in the pharmaceutical industy in Harbin, Peoples' Republic of China. He has extensive experience in managing, running and developing an integrated pharmaceutical company. He has a degree in Literature from Harbin Pedagogic College. He is the owner of 35,700,000 shares of the Registrant, representing 51% of the outstanding shares of common stock.

Mr. Qitai Yao - Director and CEO of the Registrant. He is 46 years old and has held positions at Pingchuan in product manufacturing, sales management and marketing, and strategic planning. He has a bachelor degree in finance from the Harbin Technology University. He is the owner of 160,000 shares of the Registrant, representing 0.22% of the outstanding shares of common stock.

Mr. Yi Xiao - Director, Vice President and Vice General Manager of the Registrant. He is 65 years old and was one of the founders of Pingchuan. He has experience in all aspects of the organization, as well as foreign trading. He is fluent in Russian and has experience in matter of diplomacy. After graduating from Harbin Education University, he worked as the dean in Harbin Institute of Physical Education and as a General Manager in the Moscow Branch of the Hongkong Chengyue Company.

Mr. Xichen Gao - Director, Vice President and Vice General Manager of the Registrant. He is 38 years old and graduated from Heilongjiang University with the degree of Assistant Engineer. Initially, he was responsible for administration at SongHuaJiang Transportation Bureau, Medicine Management office under the Harbin Economy and Trading Committee. He has developed skills in all aspects of the organization, including the coordination, analyst and management areas, and also possesses comprehensive knowledge in the medical industry. From April, 2004, Mr. Gao has been the Vice General Manager of Pingchuan and plays an important role in developing the Company's high-tech projects. He is the owner of 80,000 shares of the Registrant, representing 0.11% of the outstanding shares of common stock.

Ms. Chunli Li - Director, Vice President and Vice General Manager of the Registrant. She is the Manager of Quality Control at Pingchuan. She received a bachelor degree from Jilin University and first worked at Harbin Hospital and Harbin LingFeng Medicine Company Ltd. as a chemist and manager of Quality Control.

Change  of  Control.
-------------------

     There has been a change in the majority of the directors of the Registrant and, as a result, there has been a change of control of the Registrant within the meaning of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"). However, since the Registrant is not registered under the Securities Exchange Act, there is no obligation for the Registrant to prepare and file with the Commission and mail to shareholders an Information Statement on Schedule 14F-1 with respect to such change of control.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     The Registrant has consummated an acquisition of assets pursuant to the Agreement. The capital stock of Pingchuan, and indirectly the assets of Pingchuan, were acquired by the Registrant pursuant to the Agreement, and Pingchuan is now a wholly-owned subsidiary of the Registrant. As a result, a Form 8-K/A with audited financial statements of Pingchuan and proforma combined financial statements will be filed within 60 days of the date of this filing.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     As part of the exchange transaction, Xenicent gave notice of and held a special shareholders' meeting on July 23, 2004, in connection with (i) a proposal to amend its articles of incorporation to change the name of the Xenicent to Pingchuan Pharmaceutical Inc., which was approved by a majority of the shareholders entitled to vote on the record date, (ii) a proposal to amend its articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, which was approved by a majority of the shareholders entitled to vote on the record date, and (iii) a proposal to amend Article III, Section 3 of Xenicent's By-Laws to provide that the number of directors shall be not less than one (1) nor more than seven (7), which was also approved by a majority of the shareholders entitled to vote on the record date. The two proposals which involved an amendment to Xenicent's articles of incorporation became effective on July 28, 2004, upon filing of Articles of Amendment with the Secretary of State of the State of North Carolina. The amendment to Xenicent's By-Laws was effective upon passage by the required shareholder vote at the special shareholders' meeting. The Registrant currently has 70,552,404 issued and outstanding shares of common stock, of which 552,404 currently traded on the Over-The-Counter Bulletin Board under the symbol "PGCN".


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PINGCHUAN  PHARMACEUTICAL  INC.


By:  /s/  Zhanwu  Hu
     ---------------
     Zhanwu  Hu
     Chairman


Dated:  August  11,  2004




                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

10.1        Plan  of  Exchange,  dated  June  22,  2004